Exhibit 10.23
On February 23, 2005, after a review of performance and competitive market data, the Compensation Committee of the Board of Directors of Cabela’s Incorporated (“Cabela’s”) established fiscal 2005 base salaries and determined cash bonuses under Cabela’s Restated Bonus Plan for Cabela’s Named Executive Officers (as defined in Item 402(a) of Reg. S-K).
The fiscal 2005 base salaries for Cabela’s Named Executive Officers are as follows:
Dennis Highby, $648,003
David A. Roehr, $515,117
Patrick A. Snyder, $399,438
Michael Callahan, $399,437
Ralph W. Castner, $311,250
The fiscal 2004 cash bonuses for Cabela’s Named Executive officers are as follows:
Dennis Highby, $1,500,000
David A. Roehr, $1,150,000
Patrick A. Snyder, $450,000
Michael Callahan, $450,000
Ralph W. Castner, $375,000
Each of Messrs. Highby, Roehr, Snyder, Callahan, and Castner are employed “at will.” Fiscal 2005 base salaries will be effective April 7, 2005 for Messrs. Highby, Snyder, Callahan, and Castner and April 14, 2005 for Mr. Roehr. Fiscal 2004 cash bonuses for the Named Executive Officers are payable in two parts, half was paid on March 4, 2005, with the other half payable on December 16, 2005.
The Named Executive Officers are parties to respective Management Change of Control Severance Agreements with Cabela’s and are eligible to receive an annual bonus award pursuant to Cabela’s Restated Bonus Plan. The Named Executive Officers are also eligible to participate in Cabela’s broad-based benefit plans, including health and life insurance programs, 401(k) Plan, and Employee Stock Purchase Plan, to receive awards under Cabela’s 2004 Stock Plan, and to receive certain perquisites offered by Cabela’s, including discounted prices on merchandise.
Additional information regarding the compensation awarded to the Named Executive Officers in respect of and during fiscal 2004 will be set forth in the sections entitled “Summary Compensation Table” and “Options Granted in the Last Fiscal Year” of the Proxy Statement for Cabela’s 2005 Annual Meeting of Stockholders (the “Proxy Statement”), which sections are incorporated herein by reference. The Proxy Statement is expected to be filed with the SEC in April 2005.